UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2017

HYPERDYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including Zip Code)

(713) 353-9400

(Registrant’s telephone number,
including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “future,” “believes,” “estimates,” “predicts,” “pro-forma,” “potential,” “attempt,” “develop,” “continue” or the negative of these terms or other comparable terminology.

These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. These factors include, without limitation, our ability to raise additional funding as required to execute our exploration and development program, our dependence on a single exploration asset, our lack of proved reserves, our lack of operating revenue, dependence on joint development partners, the high operating risks of developing oil and gas resources, weather conditions and natural disasters, political conditions in the regions in which we operate or propose to operate, fluctuations in prices of oil and natural gas, the threats of terrorism, and general economic conditions.

In particular, there can be no assurance

•                  that the Guinea government will agree to the two-year appraisal period for which we have applied or that, if they do, the Company will be able to obtain necessary financing or that the further analysis of results will translate into a commercial discovery in an appraisal well; or

•                  with respect to the stock purchase agreement described herein, that our due diligence of CLNG (as defined herein) will be acceptable to us, that CLNG’s due diligence of us will be acceptable to CLNG, or that the stock purchase agreement will close.

You should read this Report and the documents that we reference in this Report and have filed with the Securities and Exchange Commission (the “SEC”) as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. The forward-looking statements in this Report represent our views as of the date of this Report.

We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Report.  Investors should carefully review the risk factors disclosures and other information, including our financial statements and the notes thereto, set forth in the reports and other documents we file with the SEC and available at www.sec.gov.

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 2, 2017, Hyperdynamics Corporation (“we,” “us,” “our” or the “Company”) executed a stock purchase agreement to issue and sell 40 million shares of our common stock at a price of $0.15 per share (for a total purchase price of $6,000,000) to CLNG Limited (Hong Kong) (“CLNG”) or its affiliate (the “Buyer”).  CLNG is a private investment company involved in global energy and mineral projects.  The closing of the sale is subject to (i) the completion of satisfactory due diligence by each party of the other, (ii) waiver by holders of our Series A Convertible Preferred Stock of their right of first refusal, and (iii) satisfaction of other customary closing conditions.  There can be no assurance that our due diligence of the Buyer will be acceptable to us, that the Buyer’s due diligence of us will be acceptable to the Buyer, that all holders of our Series A Convertible Preferred Stock will waive their right of first refusal or, even if these conditions are satisfied, that the stock purchase agreement will close.

The stock purchase agreement requires the Buyer to deposit the total purchase price in escrow (pending satisfaction of other closing conditions) by November 9, 2017.

We have agreed to indemnify the Buyer and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives against all actions, claims, losses, costs and damages, and expenses in connection therewith incurred by any indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by us in the stock purchase agreement and other agreements entered into by the parties in connection therewith (“Transaction Documents”) or any other certificate or document contemplated thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated thereby or (c) any cause of action, suit or claim brought or made against an indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the shares of common stock to the Buyer, or (iii) the status of the Buyer or holder of the common shares as an investor in the Company.

If this purchase is completed, the Buyer will own approximately 53% of our outstanding common stock.  If the transaction closes, CLNG has informed us that the Buyer intends, as majority stockholder, to appoint representatives who will form a majority of our board of directors, but no specific agreement has yet been entered into in this respect.  Such majority of directors would be able to effectively control the Company, by directing its business and controlling its finances, future issuances of stock and other securities, and otherwise.  A new board of directors could decide to change, expand or contract the business plan of the Company in its discretion.  The Company intends, as soon as practicable, to file with the Securities and Exchange Commission, and transmit to all holders of record of securities of the Company who would be entitled to vote at a meeting for election of directors, the information required by Rule 14f-1 under the Securities Exchange Act of 1934.

The stock purchase agreement provides that Ray Leonard will remain President, Chief Executive Officer and a director of the Company, and Jason Davis will remain Chief Financial Officer, subject to the discretion of the board and resolutions of the stockholders.

While the stock purchase agreement provides that Ray Leonard will remain President, Chief Executive Officer and a director of the Company, and Jason Davis will remain Chief Financial Officer, they may be removed as officers by the board (subject, in the case of Mr. Leonard, to the provisions of his employment agreement), and Mr. Leonard as a director can be removed by, or not re-elected by, the stockholders in accordance with our certificate of incorporation and bylaws and Delaware law.  The Company intends to use the net proceeds of the stock purchase agreement to pay outstanding obligations.

If the stock purchase agreement with CLNG closes, current shareholders of the Company will experience immediate and substantial dilution of their ownership interest.  The issuance of these shares, or other factors relating to the transaction, could cause our stock price to decline, perhaps significantly.

CLNG has had no prior business relationship with the Company and, to the Company’s knowledge, does not currently own any of the Company’s securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: November 7, 2017	By:	/s/ Ray Leonard
	Name:	Ray Leonard
	Title:	Chief Executive Officer